Exhibit 24.1

SUBSTITUTE POWER OF ATTORNEY

Pursuant to the terms of certain powers of attorney (each, a “Power of Attorney”) previously filed with the U.S. Securities and Exchange Commission, the undersigned, Russell Ford, was appointed an attorney-in-fact to, among other things, execute for and on behalf of the following individuals any Schedule 13D, Schedule 13G, Forms 3, 4 and 5, and Form 144 or any amendments thereto, in accordance with the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder:

Anthony Brancato	Andrea Fischer Newman	Lewis Prebble
Douglas Brandely	Ian Fujiyama	Daniel Satterfield
Malisa Chambliss	Derek Kerr	Alex Trapp
Peter Clare	Gregory Krekeler	Stefan Weingartner
Marc Drobny	Wendy Masiello
Kimberly Ernzen	Paul McElhinney

In accordance with the authority granted under each Power of Attorney, including the full power of substitution, the undersigned hereby appoints Michael L. Kaplan as substitute attorney-in-fact, on behalf of the individuals listed above, with the power to exercise and execute all of the powers granted or conferred in the applicable Power of Attorney. By his signature as attorney-in-fact to this Substitute Power of Attorney, Michael L. Kaplan accepts such appointment and agrees to assume from the undersigned any and all duties and responsibilities attendant to his capacity as attorney-in-fact.

This Substitute Power of Attorney shall remain in full force and effect until the underlying Power of Attorney is revoked or terminated, unless earlier revoked by the undersigned in a signed writing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of January 9, 2026.

/s/ Russel Ford

Russell Ford

Attorney-in-fact

I accept this appointment and substitution:

/s/ Michael L. Kaplan

Michael L. Kaplan